UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
AADI BIOSCIENCE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2023
To the Stockholders of Aadi Bioscience, Inc.:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Aadi Bioscience, Inc. (the “Company”), which will be held online on Wednesday, June 14, 2023 at 10:00 a.m. Pacific Time via webcast at www.virtualshareholdermeeting.com/AADI2023. The Annual Meeting will be a completely virtual meeting which will be conducted via live webcast.
Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
At this Annual Meeting, the agenda includes:
1.To elect three Class III directors to serve on the Company’s board of directors until the Company’s 2026 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, death or removal;
2.To approve, on an advisory basis, the compensation of the named executive officers identified in the 2022 Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”);
3.To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes;
4.To ratify the appointment of BDO USA LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2023; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or, if you requested printed copies of the proxy materials by mail, by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to change your vote, revoke your proxy or vote electronically at the Annual Meeting.
We hope that you will join us virtually on June 14, 2023. Your investment and continuing interest in the Company are very much appreciated.

Sincerely yours,

/s/ Scott Giacobello
Scott Giacobello
Interim President & Chief Executive Officer; Chief Financial Officer

/s/ Caley Castelein, M.D.
Caley Castelein, M.D.
Chairman of the Board

AADI BIOSCIENCE, INC.
17383 Sunset Boulevard, Suite A250
Pacific Palisades, California 90272
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Online on Wednesday, June 14, 2023 at
www.virtualshareholdermeeting.com/AADI2023
Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Aadi Bioscience, Inc. (the “Company”), will be held online on June 14, 2023 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting virtually via the Internet, vote your shares electronically and submit your questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AADI2023. You will need your 16-digit control number, which is located on the Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the Annual Meeting.
The purpose of the Annual Meeting is the following:
1.To elect three Class III directors to serve on the Company’s board of directors until the Company’s 2026 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, death or removal;
2.To approve, on an advisory basis, the compensation of the named executive officers identified in the 2022 Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”);
3.To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes;
4.To ratify the appointment of BDO USA LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2023; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Stockholders of record at the close of business on April 25, 2023, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Further information regarding voting rights and matters to be voted upon is presented in the accompanying proxy statement.
To participate in the Annual Meeting, you will be required to enter the 16-digit control number provided in the Notice of Availability or the proxy card at www.virtualshareholdermeeting.com/AADI2023 and beneficial owners of shares held in street name must additionally follow the instructions provided by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the Proxy Statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the Annual Meeting in person.
YOUR VOTE IS IMPORTANT. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy over the Internet or by telephone as described in the instructions included in the Notice of Availability or by signing, dating and returning the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting to be held on June 14, 2023. Our proxy statement and Annual Report to the Stockholders are being made available on or about April 28, 2023 at www.proxyvote.com. We are providing access to our proxy materials over the Internet under the “notice and access” rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

/s/ Scott Giacobello
Scott Giacobello
Interim President & Chief Executive Officer; Chief Financial Officer

April 28, 2023

AADI BIOSCIENCE, INC.
17383 Sunset Boulevard, Suite A250
Pacific Palisades, California 90272
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ONLINE ON WEDNESDAY, JUNE 14, 2023
This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Aadi Bioscience, Inc. (the “Company”) for use at the 2023 Annual Meeting of Stockholders of the Company and at any adjournments, postponements or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Pacific Time on Wednesday, June 14, 2023. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast.
There will be no physical location for stockholders to attend. You will be able to attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/AADI2023, where you will be able to vote electronically and submit questions. To participate in the Annual Meeting, you will need your 16-digit control number, which is located on the Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) that you received in the mail, included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. The Notice of Availability containing instructions on how to access the Proxy Statement and our Annual Report is first being mailed on or about April 28, 2023 to all stockholders entitled to vote at the Annual Meeting. The proxy material and our 2022 Annual Report can be accessed by following the instructions in the Notice of Availability.
Please see the “General Information” section of the Proxy Statement for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the Annual Meeting in person.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
In this Proxy Statement, the terms “Aadi,” the “company,” “we,” “us,” and “our” refer to Aadi Bioscience, Inc. and, where appropriate, our subsidiary. The mailing address of our principal executive offices is Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 14, 2023
This Proxy Statement and our Annual Report are
available for viewing, printing and downloading at www.proxyvote.com
A copy of our 2022 Annual Report will be furnished without charge to any stockholder upon written request to Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, Attention: Corporate Secretary. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the Securities and Exchange Commission ("SEC") website at www.sec.gov.

AADI BIOSCIENCE, INC.
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION

Access to Proxy Materials
The Notice of Availability containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our Annual Report, is first being sent or given on or about April 28, 2023, to all stockholders of record as of April 25, 2023. The proxy materials and our Annual Report can be accessed as of April 28, 2023, by visiting www.proxyvote.com. If you receive the Notice of Availability, then you will not receive a printed copy of the proxy materials or our Annual Report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our Annual Report are set forth in the Notice of Availability.

Record Date
The Board has fixed the close of business on April 25, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement, adjournment or continuation thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement, adjournment or continuation thereof.

Quorum
A majority of the voting power of all outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairperson of the meeting or the holders of a majority of the issued and outstanding shares of common stock present at the Annual Meeting may adjourn the meeting to another date.

Shares Outstanding	24,436,990 shares of common stock outstanding as of April 25, 2023.

Voting
If your shares are registered directly in your name, and you are a “stockholder of record,” there are four ways that you can vote:
(1)By Internet: You may vote over the Internet by following the instructions provided in the Notice of Availability or on the proxy card. Votes submitted by Internet must be received by 11:59 p.m. Eastern time on June 13, 2023.
(2)By Telephone: You may vote over the telephone by following the instructions provided in the Notice of Availability or on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern time on June 13, 2023.
(3)By Mail: If you requested printed copies of the proxy materials by mail, you can vote by completing and mailing your proxy card in the enclosed postage prepaid envelope provided. Proxies submitted by mail must be received before the start of the Annual Meeting.
(4)By Attending the Annual Meeting Virtually: You may vote at the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/AADI2023. Have your proxy card or Notice of Availability in hand as you will be prompted to enter your 16-digit control number to vote at the Annual Meeting.
If your shares are held in an account at a bank or a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name.” The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares. Please follow their instructions. If your voting instruction form or Notice of Availability indicates that you may vote your shares through the Internet, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or the Notice of Availability. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Revoking Your Proxy
Stockholders of record may revoke their proxies at any time before they are voted by:
•attending the Annual Meeting and voting directly at the meeting;
•by filing an instrument in writing revoking the proxy;
•by filing another duly executed proxy bearing a later date with our Secretary before the polls close; or
•by voting again before the cutoff time (your latest proxy is the one that will be counted), unless such proxy states that it is irrevocable and it is coupled with an interest sufficient in law to support an irrevocable power. If you hold shares through a bank or broker, you must contact your bank or broker for instructions as to how to change your vote.

Votes Required to Adopt Proposals
Each share of our common stock outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting:
For Proposal One, the three nominees receiving the most votes (also known as a plurality vote) will be elected as directors.
For Proposal Two, the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2022.
For Proposal Three, the frequency receiving the highest number of votes from the holders of shares present in person or by proxy at the meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders.
For Proposal Four, the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon is required to ratify the appointment of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Effect of Abstentions and Broker Non-Votes
For Proposal One, votes withheld from any nominee, abstentions and "broker nonvotes" are counted as present for purposes of determining the presence of a quorum but have no effect on the election of directors.
For Proposal Two, abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
For Proposal Three, abstentions and broker non-votes will have no effect on the outcome of this proposal.
For Proposal Four, abstentions will have the same effect as a vote against the proposal for the ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal
If you are a beneficial owner, your broker, bank, trustee, or other nominee is permitted to vote your shares on the ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for the year ending December 31, 2023, even if the record holder does not receive voting instructions from you. However, your broker, bank, trustee, or other nominee does not have discretionary authority to vote on the election of the Class III directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. In addition, discretionary voting is not allowed with respect to the proposals seeking an advisory vote on approval of executive compensation and the frequency for seeking such an advisory stockholder vote on executive compensation. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, trustee, or other nominee on the election of the Class III directors, the advisory vote on approval of executive compensation, and the advisory vote on the frequency of stockholder votes on executive compensation.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs
Our Board is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of the distribution of the Notice of Availability and our proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Merger with Aerpio Pharmaceuticals, Inc
On August 26, 2021 (the “Closing Date”), Aadi Bioscience, Inc., a Delaware corporation (f/k/a Aerpio Pharmaceuticals, Inc.), completed its business combination with Aadi Subsidiary, Inc. (f/k/a as Aadi Bioscience, Inc., or “Private Aadi”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated May 16, 2021, by and among Aadi, Aspen Merger Subsidiary, Inc. (“Merger Sub”) and Private Aadi (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private Aadi, with Private Aadi surviving as a wholly owned subsidiary of ours (the “Merger”).

PROPOSAL ONE
ELECTION OF DIRECTORS
Board Structure
Our Board currently consists of eight (8) members and is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class III directors expires at the Annual Meeting. The term of the Class I directors expires at the 2024 annual meeting and the term of the Class II directors expires at the 2025 annual meeting. Directors are elected to hold office for a three-year term and until the election and qualification of their successors in office, or until such director’s earlier resignation, death or removal.
Director Nominees
Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Behzad Aghazadeh, Ph.D., Richard Maroun and Emma Reeve for election as the Class III directors to serve for a three-year term ending at the 2026 annual meeting and until their successors are elected and qualified, or until their earlier resignation, death or removal. Dr. Aghazadeh, Mr. Maroun and Ms. Reeve are current members of our Board and have consented to serve, if elected.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "FOR" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES SET FORTH BELOW.
The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. While the Board has not established specific minimum qualifications for Board members, our Board and Nominating and Corporate Governance Committee believe that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business and an understanding of the responsibilities that are required of a member of the Board, other than time commitments. Diversity with respect to professional background, education, race, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Our Nominating and Corporate Governance Committee and Board evaluate each director in the context of the membership of the Board as a group, with the objective of maintaining a Board that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of backgrounds and experiences in various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings, participation in and contribution to the activities of the Board and the Company and other qualifications and characteristics set forth in the charter of the Nominating and Corporate Governance Committee.

Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that it should be a diverse body, and its Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In addition, we intend to satisfy applicable laws and regulations regarding board composition, including the rules of the Nasdaq Capital Market ("Nasdaq") regarding “diverse” directors. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Board’s Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to our Board the director nominees for selection.
Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with Aadi and who are otherwise "independent" directors under the published listing requirements of Nasdaq.
Board Diversity Matrix (as of April 25, 2023)
The table below provides certain highlights of the composition of our Board members and nominees as of April 25, 2023. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix as of April 25, 2023
Total Number of Directors:			8
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Directors	6	2	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	2	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Director Nominees
The Class III nominees for director along with their biographical information as of April 25, 2023 are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Behzad Aghazadeh, Ph.D.	51	Director	2021	III - 2026
Richard Maroun	68	Director	2021	III - 2026
Emma Reeve	62	Director	2021	III - 2026
Behzad Aghazadeh, Ph.D., has served as a member of Aadi’s board of directors since August 2021. Dr. Aghazadeh currently is the Managing Partner and Portfolio Manager of Avoro Capital Advisors LLC, a global life sciences investment firm with a focus on supporting emerging biotechnology companies, which he joined in July 2011. From March 2017 to October 2020, Dr. Aghazadeh served as Executive Chairman of the board of directors of Immunomedics, Inc., a biopharmaceutical company (now a subsidiary of Gilead Sciences, Inc.). Dr. Aghazadeh additionally serves on the board of directors of Scribe Therapeutics Inc., a private molecular engineering company developing advanced technologies for CRISPR-based genetic medicine. We believe that Dr. Aghazadeh is qualified to serve as a director based on his more than 25 years of experience in the biopharmaceutical industry, including more than 15 years as an institutional investor and previous six years at Booz Allen as a general management consultant to senior executive teams in the healthcare sector.
Richard Maroun served as a member of Private Aadi’s board of directors from February 2017 until the closing of the Merger in August 2021, at which time he became a member of our board of directors. Since June 2014, Mr. Maroun has served as Partner, General Counsel at Frazier Healthcare Partners, a private equity and venture capital firm. Prior to joining Frazier, Mr. Maroun was Senior Vice President and General Counsel of Aptalis Pharma US, Inc. from 2012 through February 2014. Previously, Mr. Maroun has served in numerous senior executive roles for APP Pharmaceuticals, Inc., a fully-integrated pharmaceutical company, including as Executive Vice President, Chief Administrative Officer, General Counsel, and Business Development Officer. Mr. Maroun has also previously held senior positions with Abraxis Bioscience, Inc., a biotechnology company, and American BioScience, Inc., a company involved in the research and development of novel drug compounds. Prior to joining American BioScience, Mr. Maroun was a Director of Merrill Lynch, Pierce, Fenner & Smith, and before that he was a Senior Tax Manager of Deloitte & Touche LLP. In May 2021, Mr. Maroun was nominated to serve as a member of the board of directors of Lazard Healthcare Acquisition Corp. I (“Lazard”), a newly organized blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, to be effective on the effective date of Lazard’s registration statement. Mr. Maroun also currently serves as a board member or advisor of several privately-held companies funded by Frazier Healthcare Partners, including Community Care Health Network, LLC, Parata Systems, Inc., Orthotic Holdings, Inc., and AppianRx, and was previously a member of the board of directors of Organovo Holdings, Inc., a publicly traded biotechnology company, from August 2016 to July 2020. Mr. Maroun holds a LL.M. in Taxation from Boston University School of Law, a J.D. from Santa Clara University School of Law, and a B.S. degree in economics from John Carroll University. We believe Mr. Maroun is qualified to serve as a director based on his extensive leadership experience in the life sciences industry, his experience in mergers, acquisitions, and finance, and his legal and accounting expertise.
Emma Reeve has served on Aadi’s board of directors since September 2021. Ms. Reeve served as Senior Vice President and Chief Financial Officer of Constellation Pharmaceuticals, Inc., a development-stage oncology company, from October 2017, and as its Treasurer from December 2020, until its acquisition in July 2021, and was its Secretary between December 2017 and September 2018. Prior to joining Constellation, Ms. Reeve served as Corporate Controller of Parexel International, a life sciences consulting firm and contract research organization, from September 2014 to October 2017, and as Interim Chief Financial Officer and Corporate Controller of Parexel from July 2016 to May 2017. Previously, Ms. Reeve served as Head of Finance and Administration at Novartis Pharma Schweiz, a pharmaceutical company, from May 2012 to August 2014, and as Vice President, Global Head Business Planning and Analysis for Novartis Vaccines and Diagnostics, a division of Novartis, from January 2008 to April 2012. Prior to that, she served as the Chief Financial Officer of Inotek Pharmaceuticals Inc., and of Aton Pharma, Inc., and in operational and finance roles at Merck Research Laboratories and Bristol Myers Squibb Company. Ms. Reeve has served as a member of the boards of directors of Editas Medicine, Inc., a publicly traded biopharmaceutical company, since September 2021, and PTC Therapeutics, Inc., a publicly traded pharmaceutical company, since December 2018. Ms. Reeve holds a B.Sc. in computer science from Imperial College, University of London and is an associate of the Institute of Chartered Accountants in England & Wales. Ms. Reeve serves on our Audit Committee and she qualifies as an audit committee financial expert under the SEC rules. We believe Ms. Reeve is qualified to serve as a director based on her extensive industry knowledge, financial and accounting expertise as a former chief financial officer and her life sciences expertise.
Continuing Directors
The directors continuing their term and respective biographical information as of April 25, 2023 are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Caley Castelein, M.D.	52	Chairman of the Board; Director	2017	I - 2024
Neil Desai, Ph.D.	58	Executive Chairman; Director	2021	I - 2024
Anupam Dalal, M.D.	51	Director	2011	II - 2025
Karin Hehenberger, M.D., Ph.D.	50	Director	2021	II - 2025
Mohammad Hirmand, M.D.	53	Director	2023	II - 2025
Caley Castelein, M.D., has served on the board of directors of Aadi (formerly known as Aerpio Pharmaceuticals, Inc. through August 2021) since March 2017. Dr. Castelein is the Founder and has been a Managing Director for Kearny Venture Partners, a healthcare investment firm, since 2006. Dr. Castelein is also the Founder and has been the Managing Director for KVP Capital, an investment fund, since 2013. He is a director for ViewRay (NASDAQ: VRAY), Tourmaline Bio, and Newbridge Pharmaceuticals. Previously, Dr. Castelein served on the board of directors of Alivecor, a medical device company from April 2015 to March 2020; Boreal Genomics, a diagnostics company, from October 2010 to September 2021; Waterstone Pharmaceuticals, a pharmaceutical company from March 2015 to March 2018; Wellpartner, a pharmaceutical distribution solutions company, from March 2015 to November 2017; and Neos Therapeutics, a pharmaceutical company from March 2015 to July 2015. Dr. Castelein received his M.D. from University of California,

San Francisco and his A.B. in Biology from Harvard University. We believe that Dr. Castelein is qualified to serve as a director based on his industry experience and service on multiple company boards.
Neil Desai, Ph.D., founded Private Aadi in October 2011 and served as President, Chief Executive Officer, and a member of the board of directors of Private Aadi from inception until the closing of the Merger in August 2021, at which time he became a member of our board of directors and our President and Chief Executive Officer, a role he held until his appointment to Executive Chairman of Aadi in January 2023. From October 2010 to October 2016, Dr. Desai served as Vice President, Strategic Platforms at Celgene Corporation (now Bristol Myers Squibb), a global biopharmaceutical company. Prior to Celgene, Dr. Desai served as Senior Vice President, Global Research and Development at Abraxis BioScience, Inc., a biotechnology company, from November 2008 until Abraxis BioScience was acquired by Celgene Corporation in October 2010 and as Vice President, Research & Development at Abraxis BioScience from March 1999 to October 2008. Dr. Desai has also previously served in positions of increasing seniority at American BioScience, Inc. and its predecessor companies. Dr. Desai holds a M.S and Ph.D. in Chemical Engineering from the University of Texas at Austin, and a B.S. in Chemical Engineering from the University Institute of Chemical Technology in Mumbai, India. We believe Dr. Desai is qualified to serve as a director based on his leadership track record, broad experience in the life sciences industry, and his service as Aadi’s Executive Chairman.
Anupam Dalal, M.D., has served on the board of directors of Aadi (formerly known as Aerpio Pharmaceuticals, Inc. through August 2021) since November 2011. Since August 2016, Dr. Dalal has been working at Acuta Capital, a financial investment group. From 2006 to 2016, Dr. Dalal was the Managing Director of Kearny Venture Partners, a healthcare investment firm. He was a Founder and Managing Member of KVP Capital, an investment fund. He served as a director of Akebia Therapeutics from 2008 to 2016. Dr. Dalal received an M.D. from the University of California in San Francisco with honors; an M.B.A., with distinction, from Harvard Business School; and a B.A. in Economics, Phi Beta Kappa and highest honors, from the University of California at Berkeley. We believe that Dr. Dalal is qualified to serve as a director based on his industry experience.
Karin Hehenberger, M.D., Ph.D., has served on our board of directors since August 2021. Dr. Hehenberger has served as Chief Executive Officer of Lyfebulb, Inc., a patient engagement platform, since January 2014. From 2011 to 2013, Dr. Hehenberger served in various roles at Coronado Biosciences, Inc. (now Fortress Biotech, Inc.), including Senior Vice President of Scientific Affairs and Chief Medical Officer. Dr. Hehenberger has previously served in several management positions including as Vice President, Metabolics Strategy and Business Development at Johnson & Johnson, and Senior Vice President Strategic Alliances at Juvenile Diabetes Research Foundation (“JDRF”), a nonprofit funder of type 1 diabetes research. Dr. Hehenberger previously served as Senior Director of Scientific Communications at Eyetech Pharmaceuticals, Inc., a biopharmaceutical company, and Senior Investment Director and Partner at Scandinavian Life Science Venture. Dr. Hehenberger serves on the board of directors of the American Diabetes Association, the Rolf Luft Foundation for Diabetes Research, and Diamyd Medical. Dr. Hehenberger holds a M.D. and Ph.D. from Karolinksa Institute in Stockholm, Sweden. Dr. Hehenberger did her JDRF post-doctoral fellowship at the Joslin Diabetes Center at Harvard Medical School. We believe Dr. Hehenberger is qualified to serve as a director based on her extensive industry knowledge and her medical and life sciences expertise.
Mohammad Hirmand, M.D., has served on Aadi's board of directors since March 2023. Dr. Hirmand is the co-founder of, and has served as executive vice president and chief medical officer of, Avenzo Therapeutics, Inc., a privately held biotechnology company focused on oncology therapeutics. Prior to that, Dr. Hirmand served as executive vice president and chief medical officer of Turning Point Therapeutics, a publicly traded precision oncology company, where he was responsible for clinical development, clinical operations and regulatory affairs, from December 2019 until its acquisition by Bristol Myers Squibb in August 2022. Dr. Hirmand also served as chief medical officer of Peloton Therapeutics from May 2017 until its acquisition by Merck & Co., Inc. in November 2019. Before that, Dr. Hirmand served in various roles at Medivation, Inc., a publicly traded biotechnology company, from 2007 to 2017, including most recently as its chief medical officer, through its acquisition by Pfizer Inc. Prior to that, Dr. Hirmand held clinical development roles of increasing responsibility at Nuvelo, Inc. (now ARCA Biopharma), SuperGen, Inc. (now Astex Pharmaceuticals, Inc.), Tularik, Inc. (now part of Amgen), and Theravance Biopharma, Inc. Dr. Hirmand received his M.D. from Harvard Medical School and his B.A. in Biological Sciences and Economics from Cornell University. We believe Dr. Hirmand is qualified to serve as a director based on his extensive leadership experience in the life sciences industry and more than 20 years of biotechnology clinical development experience.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

EXECUTIVE OFFICERS
Our executive officers as of April 25, 2023 and their biographical information are set forth below:

Name	Age	Position(s)
Neil Desai, Ph.D.	58	Executive Chairman
Scott Giacobello	52	Interim President and Chief Executive Officer; Chief Financial Officer and Treasurer
Loretta Itri, M.D.	73	Chief Medical Officer
Neil Desai, Ph.D. Please see the biographical information provided above in the section entitled “Continuing Directors.”
Scott Giacobello has served as our interim Chief Executive Officer and President since March 2023 and has served as our Chief Financial Officer since November 2021. Prior to joining the Company, Mr. Giacobello served as the Chief Financial Officer of GW Pharmaceuticals plc, a global pharmaceuticals company, from March 2017 until its acquisition by Jazz Pharmaceuticals plc in May 2021. Prior to joining GW Pharmaceuticals, Mr. Giacobello served as Chief Financial Officer of Chase Pharmaceuticals Corporation, a clinical stage biopharmaceutical company focused on the development and commercialization of improved treatments for neurodegenerative disorders, until it was acquired by Allergan plc (now a wholly owned subsidiary of AbbVie Inc.) in 2016. From 2008 through 2015, Mr. Giacobello held senior level finance positions at Allergan including Vice President of Finance for Global Research & Development, Vice President of Corporate Finance and Vice President of Internal Audit & Compliance. Mr. Giacobello’s previous experience includes financial positions at the Black & Decker Corporation and Ernst & Young, LLP. Mr. Giacobello currently serves on the board of directors of the privately-held company Autobahn Therapeutics. Mr. Giacobello holds a bachelor’s degree in business administration from the University of Notre Dame and is a Certified Public Accountant.
Loretta Itri, M.D., has served as our Chief Medical Officer since October 2021. She was most recently the Chief Medical Officer at Immunomedics, Inc., a biotechnology company (now a subsidiary of Gilead Sciences, Inc.), from February 2020 to March 2021, and provided consulting services for Immunomedics, Inc. from May 2019 to February 2020. Before that, she served as Executive Vice President of Global Health Sciences & Regulatory Affairs at The Medicines Company from January 2013 to May 2019, where she oversaw the development and regulatory approve of a variety of products, including the early development of inclisiran, and other cardiovascular drugs and antibiotics. Previously, she served as President of Pharmaceutical Development and Chief Medical Officer at Genta, Inc., a biopharmaceutical company, as Senior Vice President of Medical and Regulatory Affairs at Johnson & Johnson’s Pharmaceutical Research Institute, and as Senior Vice President of Clinical Affairs and Chief Medical Officer for Ortho Biotech Inc. Dr. Itri began her career at Hoffmann-La Roche, as Assistant Vice President of Clinical Development in immunology and oncology. Dr. Itri received her M.D. from New York Medical College, completed her medical residency at SUNY-Stony Brook, and her fellowship in medical oncology at Memorial Sloan-Kettering Cancer Center where she was an adjunct attending physician for more than 15 years. Dr. Itri has served as a member of the National Cancer Institute Board of Scientific Counselors and has published extensively on the development of therapeutic agents.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

CORPORATE GOVERNANCE
Board Composition and Structure
Our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that the number of directors that constitutes the entire Board shall be fixed only by resolution of the Board acting pursuant to a resolution adopted by a majority of the whole board. Each director holds office until the expiration of the term for which they are elected and until such director successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. Our Certificate of Incorporation provides that our directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. Newly created directorships resulting from any increase in the number of directors, created in accordance with our bylaws, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders.
Our Certificate of Incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in size as practicable, designated Class I, Class II and Class III. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and our bylaws, if elected, our Class III directors will serve until the 2026 annual meeting of stockholders, our Class II directors will serve until the 2025 annual meeting of stockholders; and our Class I directors will serve until the 2024 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned among the classes as to make all classes as nearly equal in number as practicable.
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•character and professional integrity;
•ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience in the industries in which we compete;
•experience as a director or executive officer of another publicly held company;
•diversity with respect to education, race, ethnicity, gender, age and geography;
•conflicts of interest; and
•practical and mature business judgment.
Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Director Independence
Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Dr. Castelein, Dr. Aghazadeh, Dr. Dalal, Dr. Hehenberger, Dr. Hirmand, Mr. Maroun and Ms. Reeve, representing seven of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Dr. Desai is not considered an independent director because he is an executive officer of our company.
In making these determinations, our Board considered and deemed immaterial the current and prior relationships that each non-employee director has with our company, including the sale of products and/or services in the ordinary course of business between our company, on the one hand, and, on the other, companies or organizations at which some our directors or their immediate family members were officers or employees during fiscal year 2022, and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.” In each case, the amount paid to or received from these companies or organizations in the current year and each of the last three years was below the 5% of consolidated gross revenues, or $200,000, whichever is more, pursuant to the applicable Nasdaq rules.
There are no family relationships among any of our directors, director nominees or executive officers.
Stockholder Recommendations
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications in writing to our Secretary at Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272 in accordance with the bylaws of the Company, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Board Leadership Structure and Role of Board in Risk Oversight
Board Leadership Structure
We have established a role of the chairman of the board, which is currently held by Caley Castelein, M.D., and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing a chairman of the board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board’s oversight responsibilities continue to grow. Our bylaws and corporate governance guidelines require that our chairman of the board not be an employee or an executive officer of our company, and our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed in the section entitled “Risk Factors” located in annual and quarterly reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Meetings and Attendance
The Board held eight meetings during 2022, and each of the incumbent directors of the board attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of our Board upon which they served (during the periods that they served) during 2022. The Board regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under SEC rules. Although we do not have a formal policy regarding attendance by members of our Board at the annual meeting of stockholders, members of our board are encouraged to attend. Each of our directors attended the 2022 Annual Meeting of Stockholders.
Board Committees
We have established the following board committees: Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a charter adopted by our Board. The composition and functioning of all committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and Nasdaq.
The following table sets forth which directors currently serve on each committee of the Board.

Audit	Compensation	Nominating and Corporate Governance
Emma Reeve (Chair)	Richard Maroun (Chair)	Anupam Dalal, M.D. (Chair)
Caley Castelein, M.D.*	Anupam Dalal, M.D.	Behzad Aghazadeh, Ph.D.
Richard Maroun	Caley Castelein, M.D.	Karin Hehenberger, M.D., Ph.D.

*	In November 2022, Dr. Castelein replaced Dr. Hehenberger on the Audit Committee.
Audit Committee
Caley Castelein, Richard Maroun and Emma Reeve serve on the Audit Committee, which is chaired by Ms. Reeve. Our Board has determined that Caley Castelein, M.D., Richard Maroun and Emma Reeve are “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated Emma Reeve as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•appointing, compensating, retaining, evaluating overseeing, and assessing the independence of our independent registered public accounting firm; pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements; reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•reviewing and discussing with management and the Company’s independent registered public accounting firm our internal controls over financial reporting;
•adopting and overseeing procedures to address complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•reviewing, approving and monitoring related party transactions involving directors or executive officers of the Company;
•recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal, regulatory and ethical requirements as they relate to our financial statements and accounting matters;
•setting hiring policies with regard to the hiring of employees or former employees of the Company’s independent registered public accounting firm and overseeing the compliance with such policies;

•reviewing and discussing with management and the Company’s independent registered public accounting firm guidelines and policies to identify, monitor, and address enterprise risks;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement; and
•reviewing quarterly earnings releases.
The Audit Committee held five meetings during 2022. A copy of the Audit Committee Charter is available on the Company’s website at www.aadibio.com under the Investors & News section.
Compensation Committee
Caley Castelein, Anupam Dalal and Richard Maroun serve on the Compensation Committee, which is chaired by Mr. Maroun. Our Board has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities include:
•annually reviewing and recommending to the independent directors on the Board the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (or Principal Executive Officer);
•evaluating the performance of our Chief Executive Officer (or Principal Executive Officer) in light of such corporate goals and objectives and based on such evaluation recommending to the independent directors on the Board the CEO’s: (i) base salary, (ii) incentive bonus, including the specific goals and amount, (iii) equity compensation (iv) any employment agreement, severance arrangement, transition or consulting agreement, retirement agreement or change of control protections and (v) any other benefits, compensation or similar arrangement, if any (including without limitation perquisites and any other form of compensation such as a signing bonus or payment of relocation costs), including any amendments to or termination of any of the foregoing;
•reviewing and approving or recommending to the independent directors on the Board (i) base salary, (ii) incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement, transition or consulting agreement, retirement agreement or change of control protections and (v) any other benefits, compensation or similar arrangements, if any (including, without limitation, perquisites and any other form of compensation such as a signing bonus or payment of relocation costs), including any amendments to or terminations of any of the foregoing, of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy and policy;
•reviewing, approving and administering, including the termination of, the Company’s employee benefit and equity incentive plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•overseeing management’s engagement with stockholders and proxy advisory firms on executive compensation matters;
•reviewing and recommending to the independent directors on the Board the compensation of our directors;
•preparing the Compensation Committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
The Compensation Committee held five meetings during 2022. A copy of the Compensation Committee Charter is available on the Company’s website at www.aadibio.com under the Investors & News section.
Nominating and Corporate Governance Committee
Behzad Aghazadeh, Anupam Dalal and Karin Hehenberger currently serve on the Nominating and Corporate Governance Committee, which is chaired by Dr. Dalal. Our Board has determined that each member of the Nominating and Corporate

Governance Committee is “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•reviewing, assessing and recommending to the Board criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board based on the established criteria;
•overseeing the Company’s director orientation and continuing education, including making recommendations for continuing education of Board members and evaluating the participation of members of the Board in accordance with applicable listing standards;
•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•administering policies and procedures for various constituencies that are involved with the Company to communicate with the non-management Board members;
•developing and recommending to the Board corporate governance guidelines and reviewing the corporate governance guidelines and their application;
•developing, approving, reviewing, and monitoring compliance with the Company’s Code of Business Conduct and Ethics and considering potential conflicts of interest of Board members and other corporate officers; and
•overseeing the evaluation of our Board and management.
The Nominating and Corporate Governance Committee held two meetings during 2022. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.aadibio.com under the Investors & News section.
Our Board may from time to time establish other committees.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation and our Certificate of Incorporation and bylaws. Our corporate governance guidelines are available on our website at www.aadibio.com under the Investors & News Section. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, those guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website, which is located at www.aadibio.com under the Investors & News Section. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a current report on Form 8-K as may be required by law.
Anti-Hedging and Anti-Pledging Policies
Under our insider trading policy, our directors, officers, employees, consultants, contractors, or advisors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans or as part of any other pledging transaction, and (5) holding our securities in a margin account.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation or attend the portions of the meeting relating thereto. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and individual goal achievement. Our Compensation Committee then reviews the recommendations and other market data. Our Compensation Committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. As a part of determining compensation for our named executive officers, the Compensation Committee engaged Radford, a business unit of Aon plc, as an independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:
•trends and emerging topics with respect to executive compensation;
•peer group selection for executive compensation benchmarking;
•compensation practices of our peer group;
•compensation programs for executives and all of our employees; and
•stock utilization and related metrics.
When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the Compensation Committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.
In determining to engage Radford, the Compensation Committee considered the independence of Radford taking into consideration relevant factors, including the absence of other services provided to us by Radford, the amount of fees we paid to Radford as a percentage of Radford’s total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with any of our executive officers, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the Compensation Committee, and any shares of our stock owned by Radford or the individual compensation advisors employed by Radford. The Compensation Committee determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the Compensation Committee has not created any conflicts of interest and that Radford is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Risk Assessment. Our Compensation Committee has reviewed our incentive compensation programs and discussed the concept of risk as it relates to our compensation program. We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive or inappropriate risk-taking. Key features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, compensation is generally linked to both corporate performance and individual performance. Our corporate targets are applicable to our executives and employees alike, regardless of business unit. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person's position in the company or their business unit. Finally, we believe that the multi-year vesting of our equity awards properly account for the time horizon of risk.

Overview
Our executive compensation program reflects our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of restricted stock and stock options, and other employee benefits generally available to our employees. The named executive officers are also entitled to compensation and benefits upon certain terminations of employment pursuant to their executive employment agreements as described below.
The named executive officers for the year ended December 31, 2022 were as follows:
•Neil Desai, Ph.D., our President and Chief Executive Officer from August 2021 to December 31, 2022 and our Executive Chairman since January 1, 2023;
•Brendan Delaney, our Chief Operating Officer from September 2021 to December 31, 2022 and our President and Chief Executive Officer from January 1, 2023 until his resignation from such positions as of March 14, 2023; and
•Loretta Itri, M.D., our Chief Medical Officer since October 2021.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ending December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Bonus ($)		Non-Equity Incentive Compensation ($)(2)	All Other Compensation ($)		Total ($)
Neil Desai (3)	2022	618,120	1,934,692	—		500,000	—		3,052,812
Executive Chairman	2021	465,791	2,511,538	394,000	(6)	315,000	53,939	(7)	3,740,262
Brendan Delaney (4)	2022	494,520	769,838	—		270,000	—		1,534,358
Former President and Chief Executive Officer	2021	136,615	5,491,827	—		81,810	—		5,710,252
Loretta Itri, M.D. (5)	2022	507,620	849,346	—		275,400	22,830	(8)	1,655,196
Chief Medical Officer	2021	96,794	4,967,250	—		—	—		5,064,044
(1)The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers as of the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2022 and 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(2)Amount represents cash bonus earned for performance in 2022 and 2021 based upon achievement of corporate performance goals. For additional information regarding our 2022 Cash Bonus Plan, please see the section below titled “—2022 Cash Bonus Plan."
(3)Dr. Desai served as the Company’s President and Chief Executive Officer until January 1, 2023, at which time he was appointed as the Company’s Executive Chairman.
(4)Mr. Delaney joined the Company in September 2021 as its Chief Operating Officer. He became the Company’s Chief Executive Officer and President on January 1, 2023 and resigned from such positions effective as of March 14, 2023.
(5)Dr. Itri joined the Company in October 2021 as its Chief Medical Officer.
(6)Amount includes a discretionary bonus paid in 2022 connection with the Merger.
(7)Amount includes a cash payout for accrued vacation paid when the Company changed its paid time-off policy.
(8)Amount includes reimbursement for monthly housing expenses.

Outstanding Equity Awards at December 31, 2022
The following table sets forth information regarding outstanding equity awards for each of the named executive officers as of December 31, 2022

	Option Awards
Name and Principal Position	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Neil Desai	4/1/2022	—	153,300	17.24	4/1/2032
Executive Chairman	9/8/2021	39,062	85,938	27.67	9/8/2031
	3/13/2020 (2)	3,965	3,965	3.41	3/13/2030
	1/31/2018	31,720	—	2.21	1/31/2028
Brendan Delaney	4/1/2022	—	61,000	17.24	4/1/2032
Former President and Chief Executive Officer	9/20/2021	81,250	178,750	29.09	9/20/2031
Loretta Itri, M.D.	4/1/2022	—	67,300	17.24	4/1/2032
Chief Medical Officer	10/21/2021	53,958	131,042	26.85	10/21/2031
(1)Unless otherwise noted, each option vests 25% on the first anniversary of the grant date, then vests in 36 equal monthly installments thereafter, such that the option is vested on the fourth anniversary of the grant date, subject to the holder continuing to provide services to the Company through each applicable vesting date.
(2)25% of the shares subject to the option vest on each of the four annual anniversary dates of the grant date, subject to the holder continuing to provide services to the Company through each applicable vesting date.
Employment Agreements
We have entered into employment agreements with each of our named executive officers and our other executive officers. Each employment agreement provides for “at will” employment, meaning that either we or the officer may terminate the employment relationship at any time without cause. The material terms of the employment agreements with our 2022 named executive officers are described below.
Executive Employment Agreements with Neil Desai, Ph.D.
Dr. Desai entered into an amended and restated executive employment agreement with us in August 2021 (the “Prior Desai Employment Agreement”). The Prior Desai Employment Agreement provided for Dr. Desai’s former position as chief executive officer of Aadi, an initial annual base salary equal to $600,000, eligibility for an annual bonus of up to 60% of annual base salary, eligibility to receive equity awards under the Company’s incentive plans or other arrangements, subject to the discretion of the Board or its authorized committee, and entitlement to participate in benefit plans that were generally available to Aadi’s executive employees. Pursuant to the Prior Desai Employment Agreement, in the event that Dr. Desai’s employment was terminated by Aadi without Cause (as defined in the Prior Desai Employment Agreement) or by Dr. Desai for Good Reason (as defined in the Prior Desai Employment Agreement) in the period commencing 3 months prior to and ending 12 months after a Change in Control (as defined in the Prior Desai Employment Agreement), then subject to Dr. Desai’s execution and non-revocation of a general release and separation agreement in favor of Aadi and its affiliates, (i) Aadi would provide Dr. Desai with a lump sum payment equal to 150% of the sum of his annual base salary and his target bonus for the fiscal year in which the termination occurred, (ii) Dr. Desai would be eligible for Company-paid COBRA coverage for a period of 18 months from the date of termination, and (iii) 100% of his unvested equity awards outstanding as of such termination would become vested. Pursuant to the Prior Desai Employment Agreement, in the event that Dr. Desai’s employment was terminated by Aadi without Cause or by Dr. Desai for Good Reason other than within the period described above, (i) Aadi would provide Dr. Desai with salary continuation payments equal to his then applicable base salary for 12 months following his termination of employment, (ii) an amount equal to the sum of all performance bonuses paid to Dr. Desai for Aadi’s fiscal year immediately preceding the fiscal year in which his termination of employment occurred, paid in equal installments over 12 months, (iii) Company-paid COBRA coverage for a period of up to 18 months, and (iv) in the event such termination occurred on or prior to August 26, 2022, 100% of his unvested equity awards outstanding as of such termination would become vested.

In connection with Dr. Desai’s appointment to Executive Chairman, Dr. Desai entered into an amended and restated executive employment agreement with us in November 2022, which became effective as of January 1, 2023 (the “Desai Employment Agreement”). Dr. Desai’s employment under the Desai Employment Agreement is at will and may be terminated at any time by us or him. The Desai Employment Agreement provides for Dr. Desai’s position as executive chairman of Aadi, an initial annual base salary equal to $624,000, eligibility for a discretionary annual bonus of up to 60% of annual base salary, eligibility to receive equity awards under the Company’s incentive plans or other arrangements, subject to the discretion of the Board or its authorized committee, and entitlement to participate in benefit plans that are generally available to Aadi’s executive employees
Pursuant to the Desai Employment Agreement and in connection with his appointment to Executive Chairman, the Compensation Committee approved a grant of an option (the “Desai Option”) to purchase 150,000 shares of the Company's common stock under the 2021 Plan, effective as of January 1, 2023. The Desai Option has an exercise price equal to the closing price of the Company’s common stock in trading on Nasdaq on January 3, 2023. The shares of common stock subject to the Desai Option will vest as to 25% on January 1, 2024, and 1/48th of the total shares of common stock subject to the Desai Option will vest on the 1st of each month thereafter, so that the Desai Option will be fully vested on the four year anniversary of January 1, 2023, in each case subject to Dr. Desai continuing to be a Service Provider (as defined in the 2021 Plan) through each applicable vesting date.
Pursuant to the Desai Employment Agreement, in the event that outside of the Change of Control Period (as defined in the Desai Employment Agreement), if Dr. Desai’s employment is terminated by Aadi other than for Cause (as defined in the Desai Employment Agreement), death or Disability (as defined in the Desai Employment Agreement) or Dr. Desai resigns for Good Reason (as defined in the Desai Employment Agreement), Dr. Desai will be entitled to receive: (i) continuing payments of severance pay for a period of eighteen (18) months equal to an amount each month equal to the sum of (A)(x) one hundred and fifty percent (150%) of his base salary, as then in effect, plus (y) one hundred and fifty percent (150%) of the sum of all performance bonuses paid to Dr. Desai for Aadi’s fiscal year immediately preceding the fiscal year in which Dr. Desai’s termination of employment occurs, divided by (B) 18, (ii) if he elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for himself and his eligible dependents, then Aadi will reimburse Dr. Desai for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Dr. Desai’s termination) until the earlier of (A) a period of eighteen (18) months from the date of termination or (B) the date upon which Dr. Desai and/or Dr. Desai’s eligible dependents are no longer eligible for COBRA continuation coverage, (iii) Dr. Desai’s outstanding and unvested equity awards subject solely to service-based vesting will accelerate vesting as to the number of shares of Common Stock subject to such awards that would have otherwise vested had Dr. Desai continued to be employed by Aadi for an additional eighteen (18) months following termination of Dr. Desai’s employment, (iv) Dr. Desai’s outstanding stock option awards will remain exercisable until the earlier of (a) twelve (12) months following the date of Dr. Desai’s termination of employment or (b) the expiration of the term of such Aadi stock option award set forth in the applicable stock option agreement, and (v) Aadi will pay Dr. Desai (x) a pro rata annual bonus for the year in which such termination occurs based on actual performance (but treating all individual performance goals, if any, as achieved at target levels) (the “Desai Pro Rata Bonus”), and (y) any earned but unpaid annual bonus for a performance year that ended prior to the date of termination (the “Desai Prior Year Bonus”). If, within the Change of Control Period, Dr. Desai’s employment is terminated by Aadi other than for Cause, death or Disability or Dr. Desai resigns for Good Reason, Dr. Desai will be entitled to receive: (i) a lump sum payment equal to one hundred and fifty percent (150%) of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for himself and his eligible dependents, then Aadi will reimburse Dr. Desai for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Dr. Desai’s termination) until the earlier of (A) a period of eighteen (18) months from the date of termination or (B) the date upon which Dr. Desai and/or Dr. Desai’s eligible dependents are no longer eligible for COBRA continuation coverage, (iii) accelerated vesting as to one hundred percent of Dr. Desai’s then outstanding and unvested equity awards to acquire Aadi's common stock, (iv) Dr. Desai’s outstanding stock option awards will remain exercisable until the earlier of (a) twelve (12) months following the date of Dr. Desai’s termination of employment or (b) the expiration of the term of such Aadi stock option award set forth in the applicable stock option agreement, and (v) Aadi will pay Dr. Desai (x) the Desai Pro Rata Bonus and (y) any applicable Desai Prior Year Bonus. Payment of any severance payments to Dr. Desai pursuant to the Desai Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to Aadi, and provided that such release becomes effective and irrevocable no later than 60 days following the termination date. In addition, Dr. Desai is subject to confidentiality and intellectual property assignment obligations.

Executive Employment Agreements with Brendan Delaney
Mr. Delaney entered into an employment agreement with us in September 2021 (the “Prior Delaney Employment Agreement”). The Prior Delaney Employment Agreement provided an initial annual base salary of $480,000 and eligibility to receive an annual bonus of up to 45% of his annual base salary, as well as eligibility to participate in employee benefit plans generally available to other senior executives of the Company. The Prior Delaney Employment Agreement further provided that if Mr. Delaney’s employment was terminated by the Company without Cause (as defined in the Prior Delaney Employment Agreement) or Mr. Delaney resigned for Good Reason (as defined in the Prior Delaney Employment Agreement), he would have been entitled to receive: (i) base salary continuation for twelve months following termination, and (ii) if he elected COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Mr. Delaney’s employment was terminated by the Company without Cause or he resigned for Good Reason, in either case within 12 months following a Change in Control or three months prior to a Change in Control (as defined in the Prior Delaney Employment Agreement), he would have been entitled to receive: (i) a lump sum payment equal to 100% of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change in Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects COBRA coverage, up to 12 months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and (iii) full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s common stock. Payment of any severance payments to Mr. Delaney pursuant to the Prior Employment Agreement was contingent on his executing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release became effective and irrevocable no later than 60 days following the termination date.
In connection with Mr. Delaney’s appointment to president and chief executive officer, he entered into an amended and restated executive employment agreement with us in November 2022, which was effective as of January 1, 2023 (the “Delaney Employment Agreement”). Mr. Delaney subsequently resigned from Aadi in March 2023. Pursuant to the terms of the Delaney Employment Agreement, Mr. Delaney was entitled to receive an annual base salary of $624,000 and was eligible to receive an annual bonus of up to 60% of his annual base salary upon achievement of performance objectives to be determined by the Board or its authorized committee in its sole discretion, with reasonable input from Mr. Delaney. Mr. Delaney was eligible to participate in employee benefit plans generally available to other senior executives of the Company.
Pursuant to the Delaney Employment Agreement and in connection with his appointment to president and chief executive officer, the Compensation Committee approved a grant of an option (the “Delaney Option”) to purchase 150,000 shares of the Company's common stock under the 2021 Plan, effective as of January 1, 2023. As a result of his resignation in March 2023, Mr. Delaney forfeited the Delaney Option. The Delaney Option had exercise price equal to the closing price of the Company’s common stock in trading on Nasdaq on January 3, 2023. The shares of common stock subject to the Delaney Option would have vested as to 25% on January 1, 2024, and 1/48th of the total shares of common stock subject to the Delaney Option would have vested on the 1st of each month thereafter, so that the Delaney Option would have been fully vested on the four-year anniversary of January 1, 2023.
The Delaney Employment Agreement contained provisions regarding severance payments and benefits due to Mr. Delaney upon certain termination events by Aadi or upon a resignation for Good Reason (as defined in the Delaney Employment Agreement) by Mr. Delaney, but none of these provisions were triggered by Mr. Delaney's resignation in March 2023. Pursuant to the Delaney Employment Agreement, in the event that outside of the Change of Control Period (as defined in the Delaney Employment Agreement), if Mr. Delaney’s employment is terminated by Aadi other than for Cause (as defined in the Delaney Employment Agreement), death or Disability (as defined in the Delaney Employment Agreement) or Mr. Delaney resigns for Good Reason, Mr. Delaney was entitled to receive: (i) continuing payments of severance pay for a period of eighteen (18) months at a rate equal to (A) one hundred and fifty percent (150%) of his base salary, as then in effect, divided by (B) 18, and (ii) if he elected continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for himself and his eligible dependents, then Aadi would have reimbursed Mr. Delaney for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Mr. Delaney’s termination) until the earlier of (A) a period of eighteen (18) months from the date of termination or (B) the date upon which Mr. Delaney and/or Mr. Delaney’s eligible dependents were no longer eligible for COBRA continuation coverage. If, within the Change of Control Period, Mr. Delaney’s employment was terminated by Aadi other than for Cause, death or Disability or Mr. Delaney resigns for Good Reason, Mr. Delaney was entitled to receive: (i) a lump sum payment equal to one hundred and fifty percent (150%) of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elected continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for himself and his eligible dependents, then Aadi would have reimbursed Mr. Delaney for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Mr. Delaney’s termination) until the earlier of (A) a period of eighteen (18) months from the date of termination or (B) the date upon which Mr. Delaney and/or Mr. Delaney’s eligible dependents were no longer eligible for COBRA continuation coverage, and (iii) accelerated vesting as to one hundred percent (100%) of Mr. Delaney’s then outstanding and unvested equity awards to acquire Aadi's common stock. Payment of any severance payments to Mr. Delaney pursuant to the Delaney Employment Agreement was contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to Aadi, and provided that such release became effective and irrevocable no later than 60 days following the termination date. Mr. Delaney remains subject to confidentiality and intellectual property assignment obligations.
Employment Agreement with Loretta Itri, M.D.
Dr. Itri entered into an employment agreement with us in November 2021 (the “Itri Employment Agreement”). The Itri Employment Agreement provides for an initial annual base salary of $450,000 and eligibility to receive an annual bonus of up to 45% of her annual base salary. Dr. Itri is eligible to participate in employee benefit plans generally available to other senior executives of the Company.
The Itri Employment Agreement further provides that if Dr. Itri’s employment is terminated by the Company without Cause (as defined in the Itri Employment Agreement) or Dr. Itri resigns for Good Reason (as defined in the Itri Employment Agreement), she will be entitled to receive: (i) base salary, at the rate then in effect, continuation for twelve months following termination, and (ii) if she elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Dr. Itri’s employment is terminated by the Company without Cause or he resigns for Good Reason, within twelve months following a Change of Control (as defined in the Itri Employment Agreement) or three months prior to a Change of Control, she will be entitled to receive: (i) a lump sum payment equal to 100% of the sum of: (A) her base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) her target bonus in effect for the fiscal year in which her termination of employment occurs, (ii) if she elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and (iii) full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s common stock. Payment of any severance payments to Dr. Itri pursuant to the Itri Employment Agreement is contingent on her execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release becomes effective and irrevocable no later than 60 days following the termination date.
2022 Bonus Plan
The Company provides annual cash incentive compensation to its named executive under its Senior Executive Cash Incentive Bonus Plan based on their meeting of one or more corporate performance objectives. The performance objects that the named executive officers must meet change from year to year as from year to year as market conditions evolve and different priorities are established, but the Company’s board of directors select challenging goals that are achievable only by strong performance.
All of the Company’s named executive officers participated in its annual cash incentive compensation program for 2022 (the “2022 Bonus Plan”), which provided them with an opportunity to receive formula-based incentive amounts. These named executive officers’ target bonus opportunities under the 2022 Bonus Plan are expressed as a percentage of each named executive officer’s annual base salary. For 2022, the target bonus opportunity was 60% for Dr. Desai and 45% for Mr. Delaney and Dr. Itri.
For 2022, the performance metrics for which achievement was measured to determine bonuses were as follows:
•clinical goal related to clinical trial initiation and enrollment;
•commercial goal related to the launch and annual revenue of FYARRO®;
•manufacturing goal related to clinical and commercial supply of FYARRO®;
•capitalization goal.
In February 2023, our compensation committee reviewed our accomplishments for fiscal year 2022 and determined to approve a bonus payout of 120% of target for each of our named executive officers under the 2022 Bonus Plan.

The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by our compensation committee, consistent with the determinations under the applicable year’s bonus plan.
Retirement Plan
Starting in 2022, we offer a 401(k) plan to eligible employees, including our named executive officers. Under this plan, all eligible employees may contribute a percentage of their eligible compensation up to a maximum limit per year. We make matching contributions under our 401(k) plan up to a maximum of 4% of an employee’s eligible earnings. Company contributions are discretionary. For the year ended December 31, 2022, we contributed $477,144 to the 401(k) plan. No contributions were made during the year ended December 31, 2021. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code.
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Neil Desai (1) ($)	Summary Compensation Table Total for Joseph Gardner (1) ($)	Compensation Actually Paid to Neil Desai (1)(2)(3) ($)	Compensation Actually Paid to Neil Desai (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on: (4) TSR ($)	Net Income (5) ($ Millions)
2022	3,052,812	—	1,388,191	—	1,594,777	(132,196)	87.28	(60.5)
2021	3,740,268	1,515,326	3,032,829	2,056,157	4,900,921	3,084,193	164.29	(110.1)
1.    Neil Desai became our PEO in August 2021, upon the merger with Aerpio Pharmaceuticals, Inc. Joseph Gardner was our PEO until the merger in August 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below, each of whom became NEOs after the merger.

2021	2022
Brendan Delaney	Brendan Delaney
Scott Giacobello	Loretta Itri
2.    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Neil Desai ($)	Exclusion of Option Awards for Neil Desai ($)	Inclusion of Equity Values for Neil Desai ($)	Compensation Actually Paid to Neil Desai ($)
2022	3,052,812	(1,934,692)	270,071	1,388,191
2021	3,740,268	(2,511,538)	1,804,099	3,032,829

Year	Summary Compensation Table Total for Joseph Gardner ($)	Exclusion of Option Awards for Joseph Gardner ($)	Inclusion of Equity Values for Joseph Gardner ($)	Compensation Actually Paid to Joseph Gardner ($)
2021	1,515,326	—	540,831	2,056,157

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,594,777	(809,592)	(917,381)	(132,196)
2021	4,900,921	(4,731,427)	2,914,699	3,084,193
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Neil Desai ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Neil Desai ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Neil Desai ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Neil Desai ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Neil Desai ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Neil Desai ($)	Total - Inclusion of Equity Values for Neil Desai ($)
2022	1,092,468	(579,684)	—	(242,713)	—	—	270,071
2021	1,585,800	140,776	—	77,523	—	—	1,804,099

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Joseph Gardner ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Joseph Gardner ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Joseph Gardner ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Joseph Gardner ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Joseph Gardner ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Joseph Gardner ($)	Total - Inclusion of Equity Values for Joseph Gardner ($)
2021	—	—	—	540,831	—	—	540,831

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	457,155	(966,672)	—	(407,864)	—	—	(917,381)
2021	2,914,699	—	—	—	—	—	2,914,699
4.    The Company TSR assumes $100 was invested in the Company for the period starting December 31, 2020 through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

(5)    The dollar amounts reported are the Company's net income or loss as reflected in the Company's audited financial statements.
Securities Authorized for Issuance Under Equity Compensation Plans
We maintain our 2017 Stock Option and Incentive Plan, the 2021 Equity Incentive Plan ("2021 Plan"), the 2021 Employee Stock Purchase Plan ("2021 ESPP") and the Amended and Restated 2014 Equity Incentive Plan, which was assumed by us in connection with the Merger approved by our stockholders. As of December 31, 2022, we had two active equity compensation plans and two inactive equity compensation plans with awards still outstanding at December 31, 2022. We also have warrants outstanding that were issued prior to the Merger to an individual pursuant to an equity compensation plan not approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)(2)(3)	2,990,423	$19.28		1,346,121	(4)
Equity compensation plans not approved by security holders (5)	29,167
Total	3,019,590		$1	$1,346,121	(4)
(1)Includes the following plans: Amended and Restated 2014 Equity Incentive Plan, 2017 Stock Option and Incentive Plan, 2021 Plan, and 2021 ESPP.
(2)Our Board adopted, and our stockholders approved, our 2021 Plan. The 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning on January 1, 2022, in an amount equal to the least of (i) 2,070,784 shares, (ii) four percent (4%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by our Board no later than the last day of the immediately preceding fiscal year. On January 1, 2023, the number of shares available under the 2021 Plan increased by 977,400 shares pursuant to this feature.
(3)Our Board adopted, and our shareholders approved, the 2021 ESPP. The 2021 ESPP provides that the number of shares available for issuance under the 2021 ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 310,617 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the administrator no later than the last day of the immediately preceding fiscal year. On January 1, 2023, the number of shares available under the 2021 ESPP increased by 244,350 shares pursuant to this feature.
(4)Excludes (i) 977,400 additional shares of common stock that may be issued pursuant to our 2021 Plan pursuant to an automatic annual increase effective on January 1, 2023 and (ii) 244,350 additional shares of common stock that may be issued pursuant to our 2021 ESPP pursuant to an annual increase effective on January 1, 2023.
(5)Reflects warrants issued for the purchase of 29,167 shares of common stock at an exercise price of $7.29 per share. These warrants are compensatory in nature and are fully vested.

DIRECTOR COMPENSATION
Director Compensation Policy
Our Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. In 2021, the compensation committee of the Private Aadi board of directors retained Radford, a third-party compensation consultant, to provide the Private Aadi board of directors and its compensation committee with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to Aadi’s non-employee directors. Based on the discussions with and assistance from the compensation consultant, in connection with the Merger, our Board adopted a new compensation policy that provides for certain compensation to our non-employee directors (the “Director Compensation Policy”). The Director Compensation Policy became effective on August 26, 2021 in connection with the Merger.
Pursuant to our Director Compensation Policy, our non-employee directors will receive cash compensation, paid quarterly, as follows:
•Each non-employee director is entitled to receive an annual cash retainer in the amount of $40,000 per year.
•A non-employee chairperson is entitled to receive an additional annual cash retainer in the amount of $26,000 per year.
•The chairperson of the audit committee is entitled to receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee is entitled to receive additional annual cash compensation in the amount of $8,000 per year for such member’s service on the audit committee.
•The chairperson of the compensation committee is entitled to receive additional annual cash compensation in the amount of $12,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee is entitled to receive additional annual cash compensation in the amount of $6,000 per year for such member’s service on the compensation committee.
•The chairperson of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $9,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $4,500 per year for such member’s service on the nominating and corporate governance committee.
Under the Director Compensation Policy, upon the director’s initial appointment or election to our Board, each non-employee director will receive an option (the “Initial Grant”) to purchase shares of our common stock with an aggregate grant date fair value as determined in accordance with U.S. generally accepted accounting principles equal to $325,000. The Initial Grant will vest as to one thirty-sixth (1/36th) of the shares subject to the Initial Grant on a monthly basis following the Initial Grant’s grant date on the same day of the month as such grant date, subject to continued service through each applicable vesting date.
In addition, each non-employee director who has been serving as a director for the prior six months and will continue to serve as a director immediately following each annual stockholder meeting, will receive, on the first trading day immediately following the date of such annual stockholder meeting, an option (the “Annual Grant”) to purchase shares of our common stock with an aggregate grant date fair value equal to $180,000. The Annual Grant will fully vest on the earlier of the first anniversary of the applicable grant date or the date immediately before the date of the next annual stockholder meeting, subject to continued service through such vesting date.
In the event of a change in control, as defined in our 2021 Plan (or its successor plan, as applicable), each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.
Each Initial Grant and Annual Grant will be granted under our 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.
The 2021 Plan includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the fiscal year in which the non-employee director joins the Board). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
2022 Director Compensation Table
The following table sets forth information for the year ended December 31, 2022, regarding the compensation awarded to, earned by or paid to our non-employee directors. Directors who are also our employees receive no additional compensation for their service as a director. The compensation received by Dr. Desai as an employee of the Company is presented in “Executive Compensation—Summary Compensation Table”.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation($)	Total($)
Caley Castelein, M.D. (2)	72,000	—	179,995		251,995
Anupam Dalal, M.D. (3)	55,000	—	179,995		234,995
Emma Reeve (4)	60,000	—	179,995		239,995
Behzad Aghazadeh, Ph.D. (5)	44,500	—	179,995		224,495
Karin Hehenberger, M.D., Ph.D. (6)	52,500	—	179,995	50,000	232,495
Richard Maroun (7)	60,000	—	179,995		239,995
Mohammad Hirmand (8)	—	—	—	—	—
(1)The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors as of the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our non-employee directors from the options.
(2)As of December 31, 2022, Dr. Castelein held 36,122 options and 19,694 shares of common stock equity awards, respectively.
(3)As of December 31, 2022, Dr. Dalal held 36,122 options and 1,130 shares of common stock equity awards, respectively.
(4)As of December 31, 2022, Ms. Reeve held 35,059 options.
(5)As of December 31, 2022, Dr. Aghazadeh held 36,122 options.
(6)As of December 31, 2022, Dr. Hehenberger held 36,122 options. The amount under "All Other Compensation" includes $50,000 for consulting services fees paid by the Company to Lyfebulb Holdings, Inc., of which Dr. Hehenberger is the founder and for which she serves as chief executive officer.
(7)As of December 31, 2022, Mr. Maroun held 59,912 options.
(8)Dr. Hirmand joined the Company's board of directors in March 2023.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock at April 25, 2023 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•each of our directors;
•each of our named executive officers; and
•all current directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 25, 2023 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such persons.
The percentage of shares beneficially owned is computed on the basis of 24,436,990 shares of common stock outstanding as of April 25, 2023. Shares of common stock that a person has the right to acquire within 60 days of April 25, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272.

	Shares Beneficially Owned
5% Stockholders:	Number	Percentage
Entities Affiliated with Avoro (1)	3,471,752	14.2%
Entities Affiliated with Acuta Capital Partners (2)	1,849,402	7.6%
Entities Affiliated with Muneer A. Satter (3)	1,630,830	6.7%

Named Executive Officers and Directors:
Neil Desai, Ph.D. (4)	2,650,308	10.8%
Brendan Delaney (5)	20,000	*
Loretta Itri, M.D. (6)	99,712	*
Caley Castelein, M.D. (7)	555,814	2.3%
Anupam Dalal, M.D. (8)	1,886,654	7.7%
Behzad Aghazadeh, Ph.D. (9)	3,507,874	14.3%
Emma Reeve (10)	35,059	*
Karin Hehenberger, M.D., Ph.D. (11)	36,122	*
Richard Maroun (12)	59,912	*
Mohammad Hirmand M.D. (13)	—	*
All directors and executive officers as a group (10 persons) (14)	8,964,154	35.8%
*Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)Based solely on a Schedule 13D/A filed with the SEC on September 26, 2022, consists of (i) 2,849,402 shares of common stock that are held by Avoro Capital Advisors LLC (“Avoro Capital”) and (ii) 622,350 shares of common stock that are held by Avoro Ventures Fund L.P. (“Avoro Ventures Fund”), an investment fund managed by Avoro Ventures LLC (“Avoro Ventures”). According to the Schedule 13D/A, Avoro Capital has sole voting power and sole dispositive power with regard to 2,849,402 shares of common stock and Avoro Ventures has sole dispositive power with regard to 622,350 shares of common stock. Behzad Aghazadeh, a director of the Company, is the portfolio manager and controlling person at Avoro Capital and Avoro Ventures. The principal business address of each of Avoro Capital and Mr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.

(2)Based solely on a Schedule 13F and Form 4 filed with the SEC on February 14, 2023 and September 27, 2022, respectively, consists of (i) 1,572,698 shares held by Acuta Capital Fund, L.P. (“Acuta Capital”) and (ii) 276,704 shares held by Acuta Opportunity Fund, L.P. (“Acuta Opportunity Fund”). Acuta Capital Partners, LLC (“Acuta Partners”) is a general partner of each of Acuta Capital and Acuta Opportunity Fund. According to the Schedule 13F, Acuta Partners has sole voting power and sole dispositive power with regard to 1,849,402 shares of common stock. Dr. Dalal, a director of the Company, is the Chief Investment Officer and Managing Member of Acuta Partners. Dr. Dalal has voting and investment authority over all of the shares held by each of Acuta Capital and Acuta Opportunity Fund. Each of Acuta Partners and Dr. Dalal disclaim beneficial ownership of the shares of common stock held by each of Acuta Capital and Acuta Opportunity Fund except to the extent of their pecuniary interest therein. The principal business address of each of Acuta Capital is c/o Acuta Capital Partners, LLC, 1301 Shoreway Road, Suite 350, Belmont, California 94002.
(3)Based solely on a Schedule 13G/A filed with the SEC on February 10, 2023, consist of (i) 1,256,045 shares that are held by Alerce Medical Technology Partners, L.P. for which Mr. Satter has sole voting and dispositive power over all such shares; (ii) 233,333 shares that are held by Satter Medical Technology Partners, L.P. for which Mr. Satter has sole voting and dispositive power over all such shares; (iii) 65,104 shares of Common Stock that are held by Muneer A. Satter Revocable Trust for which Mr. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares; and (iv) 76,348 shares of common stock that are held by various other trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares. The principal business address for the entities and individuals affiliated with Mr. Satter listed above is Muneer A. Satter, c/o Alerce Investment Management, L.P., 676 North Michigan Avenue, Suite 4000, Chicago, IL 60611.
(4)Consists of (i) 1,873,543 shares of common stock held indirectly by the Anishka Family Trust, (ii) 639,698 shares of common stock held indirectly by the Anishka Irrevocable 2016 Trust dated October 19, 2016 (the “Anishka Irrevocable Trust”), and (iii) 137,067 shares of common stock issuable upon the exercise of options within 60 days of April 25, 2023. Dr. Desai disclaims beneficial ownership of the securities held in the Anishka Irrevocable Trust, except to the extent of any pecuniary interest therein.
(5)Consists of 20,000 shares of common stock held directly by Mr. Delaney. In March 2023, Mr. Delaney resigned from his position as the Company's president and chief executive officer and as a member of the Board and forfeited all options in connection with such resignation.
(6)Consists of (i) 3,000 shares of common stock held by Dr. Itri's spouse and (ii) 96,712 shares of common stock issuable upon the exercise of options within 60 days of April 25, 2023.
(7)Consists of (i) 19,694 shares of common stock held directly by Dr. Castelein, (ii) 499,998 shares of common stock held indirectly by KVP Capital, LP (“KVP Capital”), and (iii) 36,122 shares of common stock issuable upon the exercise of options within 60 days of April 25, 2023. Dr. Castelein is the Managing Director of KVP Capital and Dr. Castelein disclaims beneficial ownership of the shares held by KVP Capital, except to the extent of his pecuniary interest therein.
(8)Consists of (i) 1,130 shares of common stock held directly by Dr. Dalal, (ii) the securities listed in footnote (2) above, and (iii) 36,122 shares of common stock issuable upon the exercise of options within 60 days of April 25, 2023.
(9)Consists of (i) the securities listed in footnote (1) above and (ii) 36,122 shares of common stock issuable upon the exercise of options within 60 days of April 25, 2023.
(10)Consists of 35,059 shares of common stock issuable upon the exercise of options within 60 days of April 25, 2023.
(11)Consists of 36,122 shares of common stock issuable upon the exercise of options within 60 days of April 25, 2023.
(12)Consists of 59,912 shares of common stock issuable upon the exercise of options within 60 days of April 25, 2023.
(13)Dr. Hirmand was appointed to the Board in March 2023. His initial option award vests on the first anniversary of the option grant date.
(14)Includes an aggregate of 565,937 shares issuable upon the exercise of stock options within 60 days of April 25, 2023 held by our current executive officers (which includes Scott Giacobello and omits Mr. Delaney) and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
The following is a description of each transaction since January 1, 2021, and each currently proposed transaction, in which we were a party and in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
PIPE Financing Subscription Agreement and Registration Rights Agreement
In connection with the execution of the Merger Agreement, dated May 16, 2021, we entered into the Subscription Agreement (the “Subscription Agreement”) concurrently with the closing of the Merger for an aggregate purchase price of $155,000,000 (the “PIPE Financing”) with the purchasers named therein (the “PIPE Investors”), pursuant to which the PIPE Investors purchased an aggregate of 11,852,863 shares of common stock.
The shares of our common stock issued pursuant to the Subscription Agreement were not registered under the Securities Act and were issued in reliance of the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to a Registration Rights Agreement entered into with the PIPE Investors in connection with the Subscription Agreement, we granted the PIPE Investors certain registration rights in connection with the PIPE Financing requiring us to file and maintain an effective resale registration statement with respect to the PIPE Shares for the benefit of the PIPE Investors.
The PIPE Investors include entities that are related to Casey Castelein, M.D., and Anupam Dalal, M.D., who served on our Board prior to the Merger. The following table presents the number of shares purchased and the total purchase price paid by these entities.

Investor	Shares Purchased	Total Purchase Price ($)
Entities affiliated with Avoro (1)	1,911,752	25,000,000
Entities affiliated with Acuta (2)	1,529,402	20,000,000
Entities affiliated with KVP (3)	764,699	10,000,000
(1)Behzad Aghazadeh, Ph.D., is a member of our Board and is a representative of Avoro.
(2)Anupam Dalal, M.D., is a member of our Board and was a member of our Board prior to the Merger. Dr. Dalal is a representative of Acuta Capital.
(3)Caley Castelein, M.D., is a member of our Board and was a member of our Board prior to the Merger. Dr. Castelein is a representative of KVP.
The closing of the PIPE Financing was contingent upon, among other customary closing conditions, including the concurrent closing of the Merger. The purpose of the PIPE Financing was to raise additional capital for use by us following the Merger.
Private Placement Securities Purchase Agreement and Registration Rights Agreement
On September 22, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain qualified institutional buyers, institutional accredited investors and certain executive officers and senior management (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, we agreed to sell to the Purchasers (i) 3,373,526 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $12.50 per Share, and (ii) 2,426,493 pre-funded warrants (the “Pre-Funded Warrants”) to purchase common stock (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”), at a purchase price of $12.4999 per Pre-Funded Warrant. The Pre-Funded Warrants have an exercise price of $0.0001 per share of common stock, are immediately exercisable and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to us.

The Private Placement closed in September 2022. The aggregate net proceeds for the Private Placement were approximately $72.2 million after deducting certain expenses incurred that were direct and incremental to the issuance of the Shares of $0.3 million. The purpose of the Private Placement was to fund working capital and other general corporate purposes.
The Company and the Purchasers entered into a Registration Rights Agreement (the "Private Placement Registration Rights Agreement"), providing for the registration for resale of the securities sold under the Purchase Agreement, including the shares issuable upon the exercise of the Pre-Funded Warrants, that are not then registered on an effective registration statement, pursuant to a registration statement filed with the SEC. We filed a resale registration statement with the SEC on October 26, 2022, which such registration statement was declared effective on November 4, 2022.
The Company has granted the Purchasers customary indemnification rights in connection with the Private Placement Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Private Placement Registration Rights Agreement.
The Purchasers include entities that are related to Casey Castelein, M.D., Anupam Dalal, M.D., and Behzad Aghazadeh, Ph.D., who serve on our Board, as well as executive officers for the year ended December 31, 2022, Brendan Delaney and Scott Giacobello. The following table presents the number of shares purchased and the total purchase price paid by these entities and individuals.

Investor	Shares Purchased	Total Purchase Price ($)
Entities affiliated with Avoro (1)	1,260,000	15,750,000
Entities affiliated with Acuta (2)	320,000	4,000,000
Entities affiliated with KVP (3)	240,000	3,000,000
Brendan Delaney(4)	20,000	250,000
Scott Giacobello(5)	20,000	250,000
(1)Dr. Aghazadeh is a member of our Board and is a representative of Avoro.
(2)Dr. Dalal is a member of our Board and is a representative of Acuta Capital.
(3)Dr. Castelein is a member of our Board and is a representative of KVP.
(4)Mr. Delaney was our Chief Operating Officer from September 2021 until January 1, 2023, at which time he became our President and Chief Executive Officer and a member of our Board. Brendan resigned as President and Chief Executive Officer and as a member of our Board in March 2023.
(5)Mr. Giacobello has been our Chief Financial Officer since November 2021 and has served as Interim President and Chief Executive Officer since March 2023.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
Employment Agreements and Offer Letters
Each of our executive officers is employed with us under the terms of their employment agreement or offer letter, as applicable, in each case approved by the Compensation Committee. For more information regarding these employment agreements for Dr. Desai, Mr. Delaney and Dr. Itri, our named executive officers, see the section titled “Executive Compensation—Employment Agreements.”
Other Transactions
We have granted stock options to our executive officers. For a description of these stock options granted to such individuals, see the section titled “Executive Compensation.” We have also granted stock options to certain members of the

Board and will do so in the future pursuant to our Director Compensation Policy. For a description of these stock options, see the section titled “Management—Director Compensation Table.”
Policies and Procedures for Related-Person Transactions
Our Board has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of the named executive officers identified in the 2022 Summary Compensation Table in the “Executive Compensation” section of this proxy statement. In connection with Proposal 2, we are also holding an advisory vote on the frequency of the stockholder vote on executive compensation as required by the Dodd-Frank Act. See “Proposal Three — Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation.”
Compensation Program and Philosophy
The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executive officers who are motivated to achieve or exceed our short-term and long-term corporate goals. Our compensation philosophy is team-oriented and our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our non-CEO executive officers with comparable levels of base salary, bonuses, and annual equity awards that are based largely on overall company performance.
In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•Team-oriented approach to establishing compensation levels;
•Compensation should relate to performance;
•Equity awards help executive officers think like stockholders; and
•Total compensation opportunities should be competitive.
Our Board believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Aadi Bioscience, Inc. named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative disclosures set forth in the proxy statement relating to Aadi’s 2023 annual meeting of stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of the named executive officers identified in the 2022 Summary Compensation Table in the "Executive Compensation" section of the proxy statement (the "Say-on-Pay Vote"). You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY
VOTE ON EXECUTIVE COMPENSATION
As required by the Dodd-Frank Act, we also are asking our stockholders to provide their input with regard to the frequency of future Say-on-Pay Votes, such as Proposal Two of this proxy statement. In particular, we are asking whether the Say-on-Pay Vote should occur once every year, every two years or every three years.
Our board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future Say-on-Pay Votes. However, because this vote is non-binding, our board may decide that it is in the best interests of our stockholders and the company to hold the Say-on-Pay Vote more or less frequently. In the future, we will propose an advisory vote on the frequency of the Say-on-Pay Vote at least once every six calendar years.
After careful consideration, our board believes that the Say-on-Pay Vote should be held every year, and therefore our board recommends that you vote for a frequency of every "ONE YEAR" for future Say-on-Pay Votes.
Our board believes that an annual Say-on-Pay Vote will facilitate more direct stockholder input about executive compensation. An annual Say-on-Pay Vote is consistent with our policy of reviewing our compensation program annually, as well as being accountable to our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our company at this time.
Required Vote
The alternative of every “ONE YEAR,” “TWO YEARS” or “THREE YEARS” that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote thereon at the meeting will be considered the frequency preferred by stockholders. You may vote for “ONE YEAR,” for “TWO YEARS,” for “THREE YEARS” or “ABSTAIN.” Abstentions and broker non-votes will not affect the outcome of this proposal.
Even though your vote is advisory and, therefore, will not be binding on Aadi, the Board and the compensation committee value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, our Board may decide that it is in the best interests of our stockholders and Aadi to hold the Say-on-Pay Vote more or less frequently than the option voted by our stockholders.
Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY “ONE YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the fiscal year ended December 31, 2022 was BDO USA LLP, and the Audit Committee has appointed BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We are asking you and other stockholders to ratify this appointment.
The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification of the appointment of BDO USA LLP. A majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required in order to ratify the appointment of BDO USA LLP. In the event that a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon do not ratify this appointment of BDO USA LLP, we will review our future appointment of BDO USA LLP.
We expect that a representative of BDO USA LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to the Audit Committee's next scheduled meeting, the Audit Committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.
The Board preapproved all audit and non-audit services provided by BDO USA LLP during the years ended December 31, 2022 and 2021.
Audit Fees and Services
The following table summarizes the fees of BDO USA LLP, our independent registered public accounting firm, for each of the last two fiscal years. BDO USA LLP's fees in 2021 relate to fees for professional audit services rendered to Private Aadi.

	Year Ended December 31,
Fee Category:	2022	2021
Audit fees	$530,513	$764,092
Audit-related fees	—	—
Tax fees	86,174	74,726
All other fees	—	—
Total Fees	$616,687	$838,818
Audit Fees
Consist of aggregate fees for professional services provided in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Tax Fees
Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
This report is submitted by the Audit Committee of the Board. The Audit Committee consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is "independent" for Audit Committee purposes as that term is defined under Rule 10A-3 of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC. The Board has designated Ms. Reeve as an "audit committee financial expert," as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.
The Audit Committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed our consolidated financial statements for 2022 and met with management, as well as with representatives of BDO USA LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of BDO USA LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.
The Audit Committee reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal control, including internal control over financial reporting and the overall quality of the Company's financial reporting.
In addition, the Audit Committee received the written disclosures and the letter from BDO USA LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with members of BDO USA LLP its independence.
Based on these discussions, the consolidated financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for 2022 be included in its Annual Report on Form 10-K for the fiscal year 2022.

Audit Committee

Emma Reeve (Chairperson)
Caley Castelein
Richard Maroun

April 28, 2023
The information contained in this Audit Committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Aadi specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

TRANSACTION OF OTHER BUSINESS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons acting as proxies intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders.
This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document upon written or oral request to Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, Attention: Corporate Secretary, telephone: (424) 744-8055. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you may contact us at the above address and phone number. Street name stockholders may contact their broker, bank or other nominee to request information about householding.
ADDITIONAL INFORMATION
Stockholder Communications
The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board as a whole, securityholders may send such communication to the attention of the Company's Chair of the Board via U.S. Mail or Expedited Delivery Service to: Aadi Bioscience, Inc. 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, Attn: Chair of the Board.
For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, Attn: Caley Castelein, M.D.
We will forward by U.S. Mail any such securityholder communication to each director, and the Chair of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chair of the Board, unless there are safety or security concerns that mitigate against further transmission.
Communications from an officer or director of the Company and proposals submitted by securityholders to be included in the Company’s annual proxy statement, pursuant to Rule 14a-8 of the Exchange Act (and related communications) will not be viewed as a securityholder communication. Communications from an employee or agent of the Company will be viewed as securityholder communication only if such communications are made solely in such employee’s or agent’s capacity as a securityholder.
Procedures for Submitting Stockholder Proposals and Deadlines
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials
Separate from the process described above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2024 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 28, 2023. Such proposals must be delivered to our Secretary, c/o Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272.
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting
If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal to be considered at an annual meeting of stockholders but does not wish to have the proposal considered for inclusion in our proxy materials, our bylaws establish an advance notice procedure for such nominations and proposals. Our bylaws provide that a stockholder must give written notice to our Secretary at 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, not later than 5:00 p.m., Eastern time on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting, nor earlier than 8:00 a.m., Eastern time on the 120th day prior to the day of the first anniversary of the date of the preceding year's annual meeting. The written notice must contain the information specified in our bylaws. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the notice at the above address:
•not earlier than 8:00 a.m., Eastern time, on February 15, 2024; and
•no later than 5:00 p.m., Eastern time, on March 16, 2024
However, the bylaws also provide that in the event there was no annual meeting in the preceding year or the date of the annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, notice must be delivered no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Eastern time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AADI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15658-P91478 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AADI BIOSCIENCE, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Behzad Aghazadeh, Ph.D.
02) Richard Maroun
03) Emma Reeve

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers identified in the 2022 Summary Compensation Table in the "Executive Compensation" section of the proxy statement (the "Say-on-Pay Vote").	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. To ratify the appointment of BDO USA LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement and 2022 Annual Report are available at www.proxyvote.com

V15659-P91478

AADI BIOSCIENCE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2023 ANNUAL MEETING OF STOCKHOLDERS
JUNE 14, 2023

The undersigned stockholder(s) hereby appoint(s) Scott Giacobello and Stephen Rodin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Aadi Bioscience, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on Wednesday, June 14, 2023, at www.virtualshareholdermeeting.com/AADI2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IDENTIFIED IN THE 2022 SUMMARY COMPENSATION TABLE IN THE "EXECUTIVE COMPENSATION" SECTION OF THE PROXY STATEMENT, FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY 1 YEAR, AND FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side